Exhibit 10.1

SECOND AMENDMENT TO AMENDED AND RESTATED
SUBACCOUNTING AGREEMENT

THIS SECOND AMENDMENT TO THE AMENDED AND RESTATED SUBACCOUNTING AGREEMENT (this "Amendment") is made and entered into as of this 7th day of May, 2010 (the “Effective Date”), by and between, UNITED WESTERN BANK®, a federal savings bank (“Bank”), EQUITY TRUST COMPANY, a South Dakota trust company (“ETC”), EQUITY ADMINISTRATIVE SERVICES, INC., an Ohio corporation (“EAS”), and STERLING ADMINISTRATIVE SERVICES, LLC, a Texas limited liability company (“SAS” and, collectively with EAS, the “Companies”), (the Companies, ETC and Bank referred to herein each as a “Party” and collectively the “Parties”).  Capitalized terms used and not defined in this Amendment shall have the meanings ascribed to them in the Subaccounting Agreement (as defined below).

WITNESSETH

WHEREAS, Bank, ETC and the Companies are parties to that certain AMENDED AND RESTATED SUBACCOUNTING AGREEMENT dated June 27, 2009, as amended by that First Amendment to Amended and Restated Subaccounting Agreement dated February 24, 2010 (the “Subaccounting Agreement”), whereby, among other things, EAS and the Companies maintain Bank Accounts at Bank for the benefit of Custodial Account Holders and the Companies act as agent for Bank to provide Custodial Account Holder record keeping and certain other services with respect to the account activity by Custodial Accounts and balances maintained in the Bank Accounts by the individual Custodial Accounts.

WHEREAS, Bank has proposed that ETC and the Companies deposit $350 million of funds in Custodial Accounts currently deposited in the Bank Accounts (the “Third Party Bank Deposit Funds”) with a Third Party Bank in accordance with the second paragraph of Section 10 of the Subaccounting Agreement (such paragraph, the “Third Party Bank Deposit Provision”).

WHEREAS, in connection with such deposit of the Third Party Bank Deposit Funds with such Third Party Bank, the Parties desire to further amend the Subaccounting Agreement as described herein.

NOW, THEREFORE, in exchange for the payment by Bank to ETC of $1,200,000 and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree to amend the Subaccounting Agreement in the following respects:

1. The second-to-last sentence of Section 1 of the Subaccounting Agreement shall be deleted in its entirety and replaced with the following:

“The aggregate balances in the Bank Accounts of the Companies, ETC and their affiliates shall not exceed $700 million (the “Cap”) without the prior written approval of Bank.”

The Third Party Bank Deposit Funds as deposited with the Third Party Bank shall not apply against the Cap, notwithstanding anything in the Subaccounting Agreement to the contrary.  The rights and obligations of the Parties under the third-to-last and second-to-last sentences of the Third Party Bank Deposit Provision shall not apply in any way to the Third Party Bank Deposit Funds as deposited with the Third Party Bank.

2. The following paragraph shall be added as a third paragraph to Section 10 of the Subaccounting Agreement:

“Notwithstanding the foregoing, ETC and the Companies shall have the unilateral right to participate out up to $150 million of funds deposited in the Bank Accounts without Bank’s consent to any depository institution that ETC may select with or without Bank’s approval (so long as such depository institution otherwise meets the definition of Third Party Bank), provided that the participation out of any such funds pursuant to this paragraph shall not be subject to the rights and obligations of the Parties under the third-to-last and second-to-last sentences of the immediately preceding paragraph.  Any funds participated out pursuant to this paragraph shall not apply against the Cap, notwithstanding anything herein to the contrary.  Notwithstanding anything to the contrary herein, ETC and the Companies may not exercise their unilateral right to participate funds as discussed in this paragraph to the extent that such participation would reduce the cash balances of Custodial Deposits below an amount equal to the Final Deposit Amount (as defined by and finally determined in accordance with the Purchase Agreement). In addition to the foregoing, the Parties shall use good faith efforts to negotiate from time to time in an attempt to agree on further participation to one or more Third Party Banks of funds deposited in the Bank Accounts.”

The Parties agree that all other terms or conditions of the Subaccounting Agreement shall remain in full force and effect and the Parties reaffirm the same.  This Amendment shall be binding upon and inure to the benefit of and be enforceable by the Parties and their respective successors, assigns (including any direct or indirect successor by merger or consolidation) and administrators.

[Signature page follows.]

IN WITNESS WHEREOF, the Parties hereto have entered into this Amendment as of the date first written above.

EQUITY ADMINISTRATIVE SERVICES, INC.

By: /s/ Michael Dea
Name: Michael Dea
Title: CFO

STERLING ADMINISTRATIVE SERVICES, LLC

By: /s/ Michael Dea
Name: Michael Dea
Title: CFO

EQUITY TRUST COMPANY

By: /s/ Michael Dea
Name: Michael Dea
Title: CFO

UNITED WESTERN BANK

By: /s/ James R. Peoples
Name: James R. Peoples
Title: Chairman, President and CEO